Exhibit 99.1

News Release

Abbott Reports First-Quarter 2021 Results

-	Sales growth of 35.3 percent; organic sales growth of 32.9 percent
-	GAAP diluted EPS growth from continuing operations of 233.3 percent; adjusted diluted EPS growth of 103.1 percent
-	All four major businesses achieved strong sales growth in the quarter
-	Projected full-year EPS remains unchanged; reflects growth of more than 35 percent

ABBOTT PARK, Ill., April  20, 2021 — Abbott today announced financial results for the first quarter ended March 31, 2021.

•	First-quarter sales of $10.5 billion increased 35.3 percent on a reported basis and 32.9 percent on an organic basis, which excludes the impact of foreign exchange.

•	First-quarter GAAP diluted EPS was $1.00 and adjusted diluted EPS, which excludes specified items, was $1.32, reflecting 103.1 percent growth versus the prior year.[1]

•	Abbott projects full-year 2021 diluted EPS from continuing operations on a GAAP basis of at least $3.74. Projected full-year adjusted diluted EPS from continuing operations of at least $5.00 remains unchanged and reflects growth of more than 35 percent versus the prior year.[2]

•	Global COVID-19 testing-related sales were $2.2 billion in the first quarter, led by combined sales of $1.8 billion from Abbott's BinaxNOW™, Panbio™ and ID NOW™ rapid testing platforms.

•	First-quarter sales increased 7.6 percent on a reported basis and 5.7 percent on an organic basis, excluding COVID-19 testing-related sales.

•	In January, the U.S. Centers for Medicare & Medicaid Services expanded reimbursement coverage eligibility for Abbott's revolutionary MitraClip™ device, which significantly increases the number of people who can benefit from this market-leading, minimally invasive heart device.

•	In March, Abbott announced the U.S. launch of NeuroSphere™ Virtual Clinic, a first-of-its-kind technology that allows patients to communicate with physicians, ensure proper settings and functionality, and receive new treatment settings remotely as needed.

•	In April, Abbott announced U.S. Food and Drug Administration (FDA) Emergency Use Authorization (EUA) of its BinaxNOW COVID-19 Ag Self Test for individuals with or without symptoms and without the need of a prescription.

"We're off to a very strong start to the year, with all four of our major businesses achieving strong growth," said Robert B. Ford, president and chief executive officer, Abbott. "We're particularly pleased with the growing momentum of several recently launched products and continue to forecast more than 35 percent EPS growth for the year."

—more—

First-Quarter Business Overview

Note: Management believes that measuring sales growth rates on an organic basis is an appropriate way for investors to best understand the underlying performance of the business. Organic sales growth excludes the impact of foreign exchange.

Following are sales by business segment and commentary for the first quarter 2021:

Total Company

($ in millions)

				% Change vs. 1Q20
	Sales 1Q21			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total *	3,838	6,618	10,456	34.4	35.9	35.3	34.4	32.0	32.9
Nutrition	836	1,200	2,036	3.0	9.8	6.9	3.0	9.0	6.4
Diagnostics	1,641	2,373	4,014	104.4	131.9	119.8	104.4	122.9	114.8
Established Pharmaceuticals	--	1,070	1,070	n/a	2.5	2.5	n/a	6.2	6.2
Medical Devices	1,351	1,969	3,320	9.6	15.6	13.1	9.6	8.2	8.8

* Total Q1 2021 Abbott sales from continuing operations include Other Sales of approximately $16 million.

n/a = Not Applicable.

Note: In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

First-quarter 2021 worldwide sales of $10.5 billion increased 35.3 percent on a reported basis and 32.9 percent on an organic basis.

Nutrition

($ in millions)

				% Change vs. 1Q20
	Sales 1Q21			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	836	1,200	2,036	3.0	9.8	6.9	3.0	9.0	6.4
Pediatric	508	558	1,066	(1.8)	(2.3)	(2.1)	(1.8)	(3.1)	(2.5)
Adult	328	642	970	11.4	23.1	18.9	11.4	22.1	18.3

Worldwide Nutrition sales increased 6.9 percent on a reported basis and 6.4 percent on an organic basis in the first quarter. Strong performance of Ensure®, Abbott's market-leading complete and balanced nutrition brand, and Glucerna®, Abbott's market-leading diabetes nutrition brand, led to global Adult Nutrition sales growth of 18.9 percent on a reported basis and 18.3 percent on an organic basis. In Pediatric Nutrition, sales growth was negatively impacted by a difficult comparison versus the first quarter of 2020 when consumers increased purchases in advance of stay-at-home directives as a result of COVID-19.

Diagnostics

($ in millions)

				% Change vs. 1Q20
	Sales 1Q21			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	1,641	2,373	4,014	104.4	131.9	119.8	104.4	122.9	114.8
Core Laboratory	271	911	1,182	1.9	26.1	19.6	1.9	21.3	16.1
Molecular	175	272	447	168.7	267.0	220.9	168.7	250.2	212.0
Point of Care	92	37	129	(11.4)	7.8	(6.6)	(11.4)	3.8	(7.6)
Rapid Diagnostics	1,103	1,153	2,256	199.7	500.6	302.8	199.7	477.7	295.0

Worldwide Diagnostics sales increased 119.8 percent on a reported basis in the first quarter and increased 114.8 percent on an organic basis. Strong growth in the quarter was driven by demand for Abbott's portfolio of COVID-19 diagnostics tests across its rapid and lab-based platforms. Global COVID-19 testing-related sales were $2.2 billion in the first quarter, led by combined sales of $1.8 billion from Abbott's BinaxNOW, Panbio and ID NOW rapid testing platforms.

Excluding COVID-19 testing-related sales, Core Laboratory Diagnostics sales increased 10.7 percent and Molecular Diagnostics sales increased 31.5 percent on an organic basis in the first quarter.3

Established Pharmaceuticals

($ in millions)

				% Change vs. 1Q20
	Sales 1Q21			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	--	1,070	1,070	n/a	2.5	2.5	n/a	6.2	6.2
Key Emerging Markets	--	821	821	n/a	1.0	1.0	n/a	6.7	6.7
Other	--	249	249	n/a	7.8	7.8	n/a	4.2	4.2

Established Pharmaceuticals sales increased 2.5 percent on a reported basis in the first quarter and increased 6.2 percent on an organic basis.

Key Emerging Markets include India, Brazil, Russia and China along with several additional emerging countries that represent the most attractive long-term growth opportunities for Abbott's branded generics product portfolio. Sales in these geographies increased 1.0 percent on a reported basis in the quarter and increased 6.7 percent on an organic basis. Organic sales growth was led by strong growth across several geographies, including China, India and Brazil.

Other sales increased 7.8 percent on a reported basis in the quarter and increased 4.2 percent on an organic basis.

Medical Devices

($ in millions)

				% Change vs. 1Q20
	Sales 1Q21			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	1,351	1,969	3,320	9.6	15.6	13.1	9.6	8.2	8.8
Rhythm Management	241	278	519	5.6	13.4	9.6	5.6	6.1	5.8
Electrophysiology	179	252	431	9.3	12.3	11.0	9.3	5.5	7.1
Heart Failure	145	49	194	(4.7)	(4.3)	(4.6)	(4.7)	(10.8)	(6.2)
Vascular	219	416	635	(4.7)	5.4	1.7	(4.7)	(0.4)	(2.0)
Structural Heart	169	208	377	24.3	14.3	18.6	24.3	6.7	14.2
Neuromodulation	145	39	184	6.1	(1.4)	4.4	6.1	(8.3)	2.8
Diabetes Care	253	727	980	35.7	28.3	30.2	35.7	19.5	23.6

Worldwide Medical Devices sales increased 13.1 percent on a reported basis in the first quarter and increased 8.8 percent on an organic basis. Strong growth in the quarter was driven by continued recovery from the COVID-19 pandemic. In Diabetes Care, sales of FreeStyle® Libre and Libre Sense were $829 million in the quarter. FreeStyle Libre now has more than 3 million users worldwide.

Abbott’S EARNINGS-PER-SHARE guidance

Abbott projects 2021 diluted earnings per share from continuing operations under Generally Accepted Accounting Principles (GAAP) of at least $3.74. Abbott forecasts specified items for the full-year 2021 of $1.26 primarily related to intangible amortization, expenses associated with acquisitions, restructuring and cost reduction initiatives and other net expenses. Excluding specified items, projected adjusted diluted earnings per share from continuing operations would be at least $5.00 for full-year 2021.

Abbott declares 389th consecutive QUARTERLY DIVIDEND

On Feb. 19, 2021, the board of directors of Abbott declared the company’s quarterly dividend of $0.45 per share. Abbott's cash dividend is payable May 17, 2021 to shareholders of record at the close of business on April 15, 2021.

Abbott has increased its dividend payout for 49 consecutive years and is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for at least 25 consecutive years.

About Abbott:

Abbott is a global healthcare leader that helps people live more fully at all stages of life. Our portfolio of life-changing technologies spans the spectrum of healthcare, with leading businesses and products in diagnostics, medical devices, nutritionals and branded generic medicines. Our 109,000 colleagues serve people in more than 160 countries.

Connect with us at www.abbott.com, on LinkedIn at www.linkedin.com/company/abbott-/, on Facebook at www.facebook.com/Abbott and on Twitter @AbbottNews.

Abbott will live webcast its first-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8:30 a.m. Central time today. An archived edition of the webcast will be available later that day.

— Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott's operations are discussed in Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended Dec. 31, 2020, and are incorporated herein by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial: Scott Leinenweber, 224-668-0791 Michael Comilla, 224-668-1872 Laura Dauer, 224-667-2299 Abbott Media: Darcy Ross, 224-667-3655 Kate Dyer, 224-668-9965

1    First-quarter 2021 diluted EPS from continuing operations on a GAAP basis reflects 233.3 percent growth.

2    Full-year 2021 guidance for diluted EPS from continuing operations on a GAAP basis reflects growth of at least 50 percent versus the prior year.

3    Excluding COVID-19 testing-related sales, Core Laboratory Diagnostics sales increased 14.1 percent and Molecular Diagnostics sales increased 33.9 percent on a reported basis in the first quarter.

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

First Quarter Ended March 31, 2021 and 2020

(in millions, except per share data)

(unaudited)

	1Q21	1Q20	% Change
Net Sales	$10,456	$7,726	35.3

Cost of products sold, excluding amortization expense	4,401	3,281	34.1
Amortization of intangible assets	509	561	(9.2)
Research and development	654	578	13.3
Selling, general, and administrative	2,783	2,548	9.2
Total Operating Cost and Expenses	8,347	6,968	19.8

Operating Earnings	2,109	758	178.0

Interest expense, net	124	121	2.2
Net foreign exchange (gain) loss	3	5	(44.7)
Other (income) expense, net	(61)	(1)	n/m
Earnings from Continuing Operations before taxes	2,043	633	222.7

Tax expense on Earnings from Continuing Operations	250	89	180.6	1)
Earnings from Continuing Operations	1,793	544	229.5

Earnings from Discontinued Operations, net of taxes	--	20	n/m

Net Earnings	$1,793	$564	217.8

Earnings from Continuing Operations, excluding
Specified Items, as described below	$2,368	$1,162	103.8	2)

Diluted Earnings per Common Share from:
Continuing Operations	$1.00	$0.30	233.3
Discontinued Operations	--	0.01	n/m
Total	$1.00	$0.31	222.6

Diluted Earnings per Common Share from Continuing
Operations, excluding Specified Items, as described below	$1.32	$0.65	103.1	2)

Average Number of Common Shares Outstanding
Plus Dilutive Common Stock Options	1,792	1,781

NOTES:

See tables on page 9 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)	2021 Tax expense on Earnings from Continuing Operations includes the recognition of approximately $80 million in excess tax benefits associated with share-based compensation.

2)	2021 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $575 million, or $0.32 per share, for intangible amortization and other net expenses primarily associated with certain litigation, acquisitions and restructuring actions.

2020 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $618 million, or $0.35 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

First Quarter Ended March 31, 2021 and 2020

(in millions, except per share data)

(unaudited)

	1Q21
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$509	$(509)	$--
Gross Margin	5,546	549	6,095	58.3%
R&D	654	(28)	626	6.0%
SG&A	2,783	(154)	2,629	25.1%
Other (income) expense, net	(61)	(12)	(73)
Earnings from Continuing Operations before taxes	2,043	743	2,786
Tax expense on Earnings from Continuing Operations	250	168	418
Earnings from Continuing Operations	1,793	575	2,368
Diluted Earnings per Share from Continuing Operations	$1.00	$0.32	$1.32

Specified items reflect intangible amortization expense of $509 million and other net expenses of $234 million, primarily associated with certain litigation, acquisitions, restructuring actions and other expenses. See page 11 for additional details regarding specified items.

	1Q20
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$561	$(561)	$--
Gross Margin	3,884	599	4,483	58.0%
R&D	578	(15)	563	7.3%
SG&A	2,548	(58)	2,490	32.2%
Other (income) expense, net	(1)	(42)	(43)
Earnings from Continuing Operations before taxes	633	714	1,347
Tax expense on Earnings from Continuing Operations	89	96	185
Earnings from Continuing Operations	544	618	1,162
Diluted Earnings per Share from Continuing Operations	$0.30	$0.35	$0.65

Specified items reflect intangible amortization expense of $561 million and other expenses of $153 million, primarily associated with acquisitions, restructuring actions and other expenses. See page 12 for additional details regarding specified items.

A reconciliation of the first-quarter tax rates for continuing operations for 2021 and 2020 is shown below:

	1Q21
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$2,043	$250	12.2%	1)
Specified items	743	168
Excluding specified items	$2,786	$418	15.0%

	1Q20
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$633	$89	14.0%
Specified items	714	96
Excluding specified items	$1,347	$185	13.7%

1)	2021 Tax expense on Earnings from Continuing Operations includes the recognition of approximately $80 million in excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

First Quarter Ended March 31, 2021

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$19	$19	$509	2	$549
R&D	(2)	--	--	(26)	(28)
SG&A	(13)	(1)	--	(140)	(154)
Other (income) expense, net	--	1	--	(13)	(12)
Earnings from Continuing Operations before taxes	$34	$19	$509	$181	743
Tax expense on Earnings from Continuing Operations (d)					168
Earnings from Continuing Operations					$575
Diluted Earnings per Share from Continuing Operations					$0.32

The table above provides additional details regarding the specified items described on page 9.

a)	Acquisition-related expenses include integration costs, which represent incremental costs directly related to integrating the acquired businesses and include expenditures for the integration of systems, processes and business activities.

b)	Restructuring and cost reduction initiative expenses include severance, outplacement, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)	Other primarily relates to the net costs related to certain litigation, the acquisition of a research and development asset, and the impairment of an equity investment.

d)	Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

First Quarter Ended March 31, 2020

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$23	$15	$561	$--	$599
R&D	(4)	(6)	--	(5)	(15)
SG&A	(28)	(30)	--	--	(58)
Other (income) expense, net	2	--	--	(44)	(42)
Earnings from Continuing Operations before taxes	$53	$51	$561	$49	714
Tax expense on Earnings from Continuing Operations (d)					96
Earnings from Continuing Operations					$618
Diluted Earnings per Share from Continuing Operations					$0.35

The table above provides additional details regarding the specified items described on page 9.

a)	Acquisition-related expenses include integration costs, which represent incremental costs directly related to integrating the acquired business and include expenditures for retention, severance, and the integration of systems, processes and business activities.

b)	Restructuring and cost reduction initiative expenses include severance, outplacement, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)	Other primarily relates to the impairment of an investment.

d)	Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

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